UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 24, 2026
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	VRA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On July 24, 2026, Vera Bradley, Inc. (the “Company”) entered into Executive Severance Plan Agreements with each of Martin Layding, the Company’s Chief Operating and Financial Officer, and Melinda Paraie, the Company’s Chief Brand Officer. These agreements provide for benefits to the executives in the event either of their employment were to be terminated under certain circumstances.

If the employment of Mr. Layding or Ms. Paraie were to be terminated by the Company without Cause or by the executive for Good Reason (each as defined in the applicable agreement), then the terminated executive would be entitled to receive the following severance benefits from the Company:

i.A lump sum payment equal to twelve (12) months of the executive’s then-current base salary;
ii.Any unpaid annual bonus that had been earned in the fiscal year prior to the employment termination;
iii.If after the first fiscal quarter of the applicable fiscal year, a pro rata portion of the executive’s annual bonus, if any, for the year of termination;
iv.Payment of up to twelve (12) months of health care insurance premiums under COBRA if the executive elects such coverage, until the executive becomes eligible for coverage from his/her new employer;
v.Immediate vesting of any unvested portion of the sign-on restricted stock unit grant the executive received following commencement of his/her employment; and
vi.Pro-rated vesting of all other unvested restricted stock units granted to the executive on or before January 31, 2028, subject to the Company’s achievement of applicable vesting targets required under grants that are performance-based.

In the event the employment terminations described above take place with a period of six months prior to or 24 months after the Company undergoes a Change in Control (as defined in the applicable agreement), the executive would also receive an additional amount equal to six (6) months of his/her then-current base salary.

The receipt of the benefits described above is subject to the executive complying with certain restrictive covenants, including obligations of non-competition, non-solicitation of clients, employees and vendors, non-disclosure of confidential information, and non-disparagement of the Company, each as described in the applicable agreement.

The Company will reimburse Mr. Layding for up to $5,000 of legal fees he incurred in connection with the review and negotiation of his Executive Severance Plan Agreement.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Executive Severance Plan Agreement, dated as of July 24, 2026, between the Company and Martin Layding
10.2	Executive Severance Plan Agreement, dated as of July 24, 2026, between the Company and Melinda Paraie
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: July 24, 2026	/s/ Daniel Ross
Daniel Ross General Counsel